                                                                    EXHIBIT (11)

                        HONEYWELL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1995
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                       1996         1995         1994         1993         1992
                                                    -----------  -----------  -----------  -----------  -----------
Primary:
Income:
  Income before extraordinary item and cumulative
   effect of accounting changes...................  $     402.7  $     333.6  $     278.9  $     322.2  $     399.9
  Extraordinary item -- loss on early redemption
   of debt........................................                                                             (8.6)
  Cumulative effect of accounting changes
   (Note).........................................                                                           (144.5)
                                                    -----------  -----------  -----------  -----------  -----------
    Net income....................................  $     402.7  $     333.6  $     278.9  $     322.2  $     246.8
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
Shares:
  Weighted average of shares outstanding during
   the year.......................................  126,632,082  127,138,774  129,440,052  134,242,394  138,525,414
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
Earnings per share:
  Income before extraordinary item and cumulative
   effect of accounting changes...................  $      3.18  $      2.62  $      2.15  $      2.40  $      2.88
  Extraordinary item -- loss on early redemption
   of debt........................................                                                            (0.06)
  Cumulative effect of accounting changes
   (Note).........................................                                                            (1.04)
                                                    -----------  -----------  -----------  -----------  -----------
    Net income....................................  $      3.18  $      2.62  $      2.15  $      2.40  $      1.78
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
Assuming full dilution:
Income:
  Income before extraordinary item and cumulative
   effect of accounting changes...................  $     402.7  $     333.6  $     278.9  $     322.2  $     399.9
  Extraordinary item -- loss on early redemption
   of debt........................................                                                             (8.6)
  Cumulative effect of accounting changes
   (Note).........................................                                                           (144.5)
                                                    -----------  -----------  -----------  -----------  -----------
    Net income....................................  $     402.7  $     333.6  $     278.9  $     322.2  $     246.8
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
Shares:
  Weighted average of shares outstanding during
   the year.......................................  126,632,082  127,138,774  129,440,052  134,242,394  138,525,414
  Shares issuable in connection with stock plans
   less shares purchaseable from proceeds.........    2,848,697    2,364,352      541,811    1,069,901    1,599,395
                                                    -----------  -----------  -----------  -----------  -----------
    Total shares..................................  129,480,779  129,503,126  129,981,863  135,312,295  140,124,809
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------
Earnings per share:
  Income before extraordinary item and cumulative
   effect of accounting changes...................  $      3.11  $      2.58  $      2.15  $      2.38  $      2.85
  Extraordinary item -- loss on early redemption
   of debt........................................                                                            (0.06)
  Cumulative effect of accounting changes.........                                                            (1.03)
                                                    -----------  -----------  -----------  -----------  -----------
    Net income....................................  $      3.11  $      2.58  $      2.15  $      2.38  $      1.76
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------

------------------------
Note: The cumulative effect of accounting changes in 1992 is the result of adopting Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which reduced net income by $151.3 ($1.09 per share); SFAS No. 109, "Accounting for Income Taxes," which increased net income by $31.4 ($0.23 per share); and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which reduced net income by $24.6 ($0.18 per share).

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